UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 797-0979

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 20, 2022, the Board of Directors (the “Board”) of PepGen Inc. (“PepGen”) on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously appointed Habib J. Dable to fill a newly created vacancy on the Board resulting from the expansion of the number of members of the Board from five to six. Mr. Dable was appointed as a director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2024 or until his earlier resignation, death or removal. Mr. Dable has also been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board.

From December 2016 until its acquisition by Merck Sharp & Dohme Corp. in November 2021, Mr. Dable served as the Chief Executive Officer and President and a member of the board of directors of Acceleron Pharma Inc. (“Acceleron”), a clinical stage biopharmaceutical company targeting therapies for patients with serious and rare diseases. Prior to joining Acceleron in 2016, Mr. Dable spent 22 years at Bayer AG. During his tenure at Bayer, Mr. Dable held positions of increasing responsibility, including President of U.S. Pharmaceuticals, Executive Vice President, Global Head Specialty Medicine; Vice President, Ophthalmology; Global Launch Team Head, EYLEA®; Global Head, Neurology and Ophthalmology; and Vice President, Regional Head, Hematology and Cardiology. Mr. Dable previously served on the board of directors and a member of the compensation and transaction committees of Millendo Therapeutics, Inc., and currently serves on the board of directors of Albireo Pharma, Inc. (Nasdaq: ALBO) and Blueprint Medicines Corporation (Nasdaq: BPMC). Mr. Dable earned both Bachelor’s and Master’s degrees of Business Administration from the University of New Brunswick in Canada.

Mr. Dable will be compensated for his service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy and will receive an initial option award to purchase 22,686 shares of the Company’s Common Stock, pursuant to the Company’s 2022 Stock Option and Incentive Plan, 25% of which will vest on the first anniversary of Mr. Dable’s election to the Board, and the remainder will vest ratably in equal monthly installments over the remaining three years, subject to Mr. Dable’s continued service on the Board. As a non-employee director, Mr. Dable is also entitled to receive annual cash retainers of $35,000 for serving as a member of the Board and $4,000 for serving as a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Dable has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Dable and any other person pursuant to which he was appointed as a director of the Company.

In connection with Mr. Dable’s election to the Board, Mr. Dable entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-264335) filed with the Securities and Exchange Commission on May 2, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Dable for some expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

A copy of the Company’s press release announcing the appointment of Mr. Dable is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 22, 2022
104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEPGEN INC.

Date:	September 22, 2022	By:	/s/ Noel Donnelly
Noel Donnelly, Chief Financial Officer